UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 23, 2003

                                  APTIMUS, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
               --------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


       0-28968                                        91-1809146
------------------------                     ---------------------------------
(Commission File Number)                     (IRS Employer Identification No.)


                             95 SOUTH JACKSON STREET
                                    SUITE 300
                            SEATTLE, WASHINGTON 98104
               --------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code (206) 441-9100


                                 Not Applicable
               --------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 12. Results of Operations and Financial Condition


                   APTIMUS ANNOUNCES STRONG THIRD QUARTER 2003
                                    REVENUES

SAN FRANCISCO, October 23, 2003-- Aptimus, Inc. (OTCBB: APTM), a leading provider of performance-based marketing services, today announced it achieved revenues of $1.4 million for the third quarter of 2003 an increase of 162% from revenues of $537,000 for the same period in 2002.

The Company also continued to improve its bottom line performance, narrowing its net loss to $273,000 for the quarter ($0.06 per share, calculated on an average of 4.27 million shares). This represents a $1.72 million improvement over a net loss of $2.0 million for the same period in 2002 ($0.49 per share, calculated on an average of 4.07 million shares). Over 60% of the third quarter loss occurred during July due in part to one-time charges and hosting changes implemented in that month.

The company's second quarter EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) was a loss of $198,000, a $1.4 million improvement over an EBITDA loss of $1.6 million for the third quarter of 2002. A reconciliation of Net loss to EBITDA is provided below.

Net accounts receivable were $950,000 at the end of the quarter and the Company ended the quarter with $140,000 in cash.

Fees earned by the company's distribution partners during the quarter were $552,000, or 39% of revenues, compared to $184,000, or 34% of revenues, in the comparable period of 2002. The increase in the percentage of revenue related to fees to partners reflects a shift from email marketing toward web site based marketing programs. Given probable future challenges in email marketing, the company has successfully shifted its revenue mix such that 70% of revenues during the third quarter came from web site activities, and only 30% from email marketing.

"The results of this quarter show that our network is beginning to hit its stride," said Tim Choate, President and CEO of Aptimus. "While we have a lot of work to do, and quarter to quarter results could be volatile given our early stage, our confidence in the future has increased significantly and the Aptimus Network is providing great value and results for our clients and distribution partners."

During the quarter, the company made a number of key accomplishments including:

     o The Company's Cost Per Click (CPC) pricing option, which was introduced in June, was a success and continues to attract new clients who have been successful in paid search and want to increase their volumes of CPC based marketing. Different from the context-based advertising models Google and Overture are now promoting, however, the Aptimus Network also allows clients to pay on a cost per lead, cost per acquisition, cost per order, or cost per impression basis, as well as based on combinations of those approaches.
     o    The  Company   grew  its  web  site   advertising   network   business
          substantially during the quarter, reducing its dependence on email marketing revenues. While the Company believes email marketing will continue into the future in some form or another, the Company intends to aggressively expand its other revenue opportunities to counter any negative impacts of future regulatory changes affecting email marketing.
     o The Company successfully migrated its Network hosting from EDS to an in-house solution in July. This change will save the Company over $300,000 per year. The change resulted in a one-time charge of $25,000 during the third quarter related to the early termination of the EDS relationship.

Aptimus continued to grow its client base during the quarter, including:

     o Expansion of its relationship with Procter & Gamble for product sampling and couponing efforts. The successful programs with Procter & Gamble have also led to significant interest from other packaged goods companies such that the Company expects significant growth in this category for 2004.
     o The addition of a number of new large clients during the quarter contributed to quarterly revenues and is expected to play a continuing role in the Company's growth. New clients during the quarter included Disney Movie Club, T-Mobile, Verisign, Motley Fool, ESPN Magazine, and Shutterfly.
     o New client additions resulting from the national Do Not Call list. The rules of the DNC list allow marketers to contact consumers based on consumer request, and Aptimus provides a great platform to enable large groups of consumers to indicate their interest in offers from major telemarketers.

The Company also continued to expand its base of distribution partners during the quarter, including the important addition of CNET Networks, Inc. properties. As recently announced, Aptimus will be presenting direct response offers to opt-in users who register across CNET Networks properties, offering an important new channel for technology marketers and direct marketers who are seeking a tech-savvy audience.

"We are very pleased with our growth in the third quarter and look forward to continuing our momentum," said Choate. "The expansion of key clients like Procter & Gamble, and key partners like CNET Networks will help us continue to grow on a strengthening foundation."

Conference Call

Tim Choate will be hosting a conference call today to review the Company's third quarter results beginning at 5:00 p.m. Eastern Time. The conference call in number is (866) 851-7100 and the participant code is # 762812. In addition to the call, a webcast will be available live on the Internet, and a replay will also accessible from the Investor section of the Company's website at www.aptimus.com until November 8, 2003.

About Aptimus, Inc.

Aptimus is a leading provider of performance-based marketing services for major consumer marketers. Aptimus enables marketers to present their offers across a broad audience of web site and email distribution channels, paying only for the results they achieve on a cost per click, cost per order, cost per acquisition, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their exact objectives 100% of the time. At the core of Aptimus' network platform is a proprietary, patent-pending technology and direct marketing approach called Dynamic Revenue Optimization, which automatically determines on a real-time basis the best marketer offers for promotion on each distribution partner's Web site and in each email sent. The technology is designed to optimize results for Aptimus' marketer clients by placing the right offers in front of the right customers, while maximizing revenues for Aptimus and its distribution partners. The Company's primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus' current clients include many of the top 500 direct marketers, such as Procter & Gamble, Kraft Foods/Gevalia, Hewlett Packard, IBM and Forbes. Aptimus distribution partners include a broad cross-section of the Internet from CNET Networks to BlackPlanet.com. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the Company's website at http://www.aptimus.com.

This press release contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the Company's future success, the continuing nature of the company's revenue growth, the ability of the company to keep its current clients and distribution partners and add new ones, , the timing and ability of the Company to achieve profitability, if at all, the viability of its network approach to direct marketing, and the company's improving prospects, in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the Company's operating results, the ability to compete successfully, the ability of the Company to maintain current client and distribution partner relationships and attract new ones, and the ability to integrate acquired companies. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the "Risk Factors" described in the Company's Annual Report on Form 10-K, dated March 31, 2003, and in other periodic reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

CONTACT: John Wade, Chief Financial Officer of Aptimus, Inc., +1-415-896-2123, ext. 245, or john.wade@aptimus.com.

                     APTIMUS, INC.
                Statement of Operation
         (in thousands, except per share data)
                      (unaudited)

                                                              Three months ended                  Nine months ended
                                                                 September 30                        September 30
                                                        -------------------------------    ---------------------------------
                                                              2002             2003               2002              2003
                                                        --------------   --------------    ---------------    --------------
Net Revenues                                                    $ 537          $ 1,405            $ 2,092           $ 3,254
Operating expenses
   Sales and marketing                                            537              310              1,676               981
   Connectivity and network costs                                 340              278              1,079               905
   Partner fees                                                   184              552                754               961
   Research and development                                       152              132                451               401
   General and administrative                                     436              319              1,343               997
   Depreciation and amortization                                  357               68              1,083               257
   Equity-based compensation                                        2               16                  9                17
   Loss (gain) on disposal of long-term assets                    131               (4)               100                40
   Lease renegotiation costs and
     impairment of leasehold improvements                         402                -                402                 -
   Restructuring costs                                              -                -                  -                 -
                                                        --------------   --------------    ---------------    --------------
Total operating expenses                                        2,541            1,671              6,897             4,559
                                                        --------------   --------------    ---------------    --------------
Operating loss                                                 (2,004)            (266)            (4,805)           (1,305)
Interest expense                                                    5               12                 20                16
Interest income                                                     9                5                 42                 7
                                                        --------------   --------------    ---------------    --------------
Net loss                                                      $(2,000)          $ (273)          $ (4,783)          $(1,314)
                                                        ==============   ==============    ===============    ==============

Basic and diluted net loss per share                          $ (0.49)         $ (0.06)           $ (1.19)          $ (0.31)
                                                        ==============   ==============    ===============    ==============
Weighted average shares used in computing
  net loss per share                                            4,067            4,270              4,023             4,237
                                                        ==============   ==============    ===============    ==============
Reconciliation of Net Loss to EBITDA:
Net loss                                                      $(2,000)          $ (273)          $ (4,783)          $(1,314)
Add back certain non-cash  charges:
   Interest, net                                                   (4)               7                (22)                9
   Depreciation and amortization                                  357               68              1,083               257
                                                        --------------   --------------    ---------------    --------------
EBITDA net loss                                               $(1,647)          $ (198)          $ (3,722)          $(1,048)
                                                        ==============   ==============    ===============    ==============
EBITDA basic and diluted net loss per share                   $ (0.40)         $ (0.05)           $ (0.93)          $ (0.25)
                                                        ==============   ==============    ===============    ==============

                                   SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                               APTIMUS, INC.
                                               ---------------------------------
                                               (Registrant)


Dated: October 23, 2003                    By  /s/ David H. Davis
                                               --------------------------------
                                                 David H. Davis
                                                 General Counsel and
                                                 Corporate Secretary